                                                                    Exhibit 10.3


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "AGREEMENT"), is entered into and made effective as of April 16, 2004, by and between AESP, INC., a Florida corporation (the "BORROWER") and BENDES INVESTMENT LTD, a Hong Kong Limited (the "SECURED PARTY").

         WHEREAS, the Secured Party has loaned to the Borrower the sum of Six Hundred Thirty-One Thousand And 00/100 Dollars ($631,000.00), as evidenced by the Bendes Promissory Note;

         WHEREAS, in consideration of such financial accommodation and as an inducement for the Secured Party to grant such financial accommodation to the Borrower, the Borrower hereby grants to the Secured Party a first security interest in and to the Pledged Collateral (as hereinafter defined), pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS

         Section 1.1. RECITALS.

         The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

         Section 1.2. DEFINITIONS.

         All capitalized terms contained herein shall have the meaning ascribed to them in the Loan Agreement entered into between, among others, the Borrower and the Secured Party, dated as of April 16, 2004 (the "LOAN AGREEMENT"), unless specifically provided otherwise in this Agreement.

         Section 1.3. INTERPRETATIONS.

         Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

         Section 1.4. OBLIGATIONS SECURED.

         The obligations secured hereby are any and all obligations of the Borrower to the Secured Party, under the Transaction Documents, and whether arising before, on or after the date hereof including, without limitation, those obligations of the Borrower to the Secured Party under the Bendes Promissory Note, in the principal amounts thereof outstanding from time to time, and any other amounts payable by or chargeable to the Borrower thereunder or hereunder (collectively, the "OBLIGATIONS").

                                   ARTICLE 2.

               PLEDGED COLLATERAL AND ADMINISTRATION OF COLLATERAL

         Section 2.1. PLEDGED COLLATERAL.

                  (a) Borrower hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a first priority perfected security interest, for such time as the Obligations shall remain outstanding, in and to all of the property of the Borrower now owned or hereafter acquired as set forth in EXHIBIT "A" attached hereto (collectively, the "PLEDGED PROPERTY"). The Pledged Property, as set forth in EXHIBIT "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "PLEDGED COLLATERAL." Notwithstanding anything to the contrary contained herein, or in any of the Transaction Documents, Secured Party specifically acknowledges that its priority is subordinate to the security interest of KBK Financial, Inc. ("KBK") with respect to the specific items of the Pledged Collateral, and only those specific items of the Pledged Collateral, identified on the UCC-1 Financing Statement filed in favor of KBK on November 4, 2003 and attached hereto as EXHIBIT "B".

                  (b) Simultaneously with the execution and delivery of this Agreement, the Borrower shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Collateral. Simultaneously with the execution and delivery of this Agreement, the Borrower shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, UCC-1 financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Collateral, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

         Section 2.2. RIGHTS; INTERESTS; ETC.

                  (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

                           (i) the Borrower shall be entitled to exercise any
and all rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms hereof; and

                           (ii) the Borrower shall be entitled to receive and
retain any and all payments paid or made in respect of the Pledged Collateral.




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

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of the Borrower to exercise the rights
which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; PROVIDED, HOWEVER, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article V hereof, then all cash sums received by the Secured Party, or held by Borrower for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(iii) hereof, shall be applied against any outstanding Obligations;

                           (ii) All interest, dividends, income and other
payments and distributions which are received by the Borrower contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Borrower and shall be forthwith paid over to the Secured Party.

                  (c) An Event of Default under the Loan Agreement shall be an Event of Default hereunder.

                                   ARTICLE 3.

                          ATTORNEY-IN-FACT; PERFORMANCE

         Section 3.1. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

         Upon the occurrence of an Event of Default, the Borrower hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation: (i) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct; and to receive and collect all instruments made payable to the Borrower representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Upon the occurrence of an Event of Default, the Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Collateral as and when the Secured Party may determine.

         Section 3.2. SECURED PARTY MAY PERFORM.

         If the Borrower fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Borrower under Section 8.3.




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

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. AUTHORIZATION; ENFORCEABILITY.

         Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

         Section 4.2. OWNERSHIP OF PLEDGED COLLATERAL.

         The Borrower warrants and represents that it is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the first priority perfected security interest created or permitted by this Agreement.

                                   ARTICLE 5.

                    DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

         Section 5.1. DEFAULT AND REMEDIES.

                  (a) If an Event of Default described in Section 2.2(c)(i),
(ii) or (iii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable within five (5) days after notice in writing to the Borrower, and Borrower's failure to cure same within such period, and thereupon, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iv) or (v) occurs, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

                  (b) Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Collateral to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Collateral, and (iv) to realize upon any and all rights in the Pledged Collateral then held by the Secured Party.

         Section 5.2. METHOD OF REALIZING UPON THE PLEDGED COLLATERAL: OTHER REMEDIES.

         Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Collateral:

                  (a) Any item of the Pledged Collateral may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without



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demand, advertisement or notice (except that the Secured Party shall give the
Borrower ten (10) business days' prior written notice of the time and place or of the time after which a private sale may be made (the "SALE NOTICE")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Collateral, the Borrower may bid for and purchase the whole or any part of the Pledged Collateral and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Borrower will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

                  (b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

                           (i) to the payment of all amounts due the Secured
Party for the expenses reimbursable to it hereunder or owed to it pursuant to
Section 8.3 hereof;

                           (ii) to the payment of the Obligations then due and
unpaid;

                           (iii) the balance, if any, to the person or persons
entitled thereto, including, without limitation, the Borrower.

                  (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

                  (d) If the Borrower fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Borrower and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Borrower, wherever situated.

                  (e) The Borrower agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Bendes Note, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in
Section 8.3 hereof.

         Section 5.3. PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Borrower or the property of the Borrower or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any



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

demand on the Borrower for the payment of the Obligations) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                           (i) to file and prove a claim for the whole amount of
the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding); and

                           (ii) to collect and receive any monies or other
property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

         Section 5.4. DUTIES REGARDING PLEDGED COLLATERAL.

         The Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Collateral actually in the Secured Party's possession.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

         Section 6.1. EXISTENCE, PROPERTIES, ETC.

                  (a) The Borrower shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Borrower's due organization, valid existence and good standing under the laws of its state of incorporation, and
(ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Borrower shall not do, or cause to be done, any act impairing the Borrower's corporate power or authority (i) to carry on the Borrower's business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect, upon (a) the Borrower's assets, business, operations, properties or condition, financial or otherwise; (b) the Borrower's ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Collateral.



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         Section 6.2. FINANCIAL STATEMENTS AND REPORTS.

         The Borrower shall furnish to the Secured Party (or cause to be furnished to the Secured Party) the following:

                  (a) as soon as practicable and in any event within one-hundred five (105) calendar days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as of the close of such fiscal year, the consolidated statement of earnings and retained earnings of the Borrower as of the close of such fiscal year, and consolidated statement of cash flows for the Borrower for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the either the chief executive or chief financial officer of the Borrower as being true and correct and accompanied by a certificate of either the chief executive or chief financial officer of the Borrower, stating that the Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Transaction Documents during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Borrower proposes to take in connection therewith;

                  (b) within fifty (50) calendar days of the end of each calendar quarter, a balance sheet of the Borrower as of the close of such quarter, and statement of earnings and retained earnings of the Borrower as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by either the chief executive or chief financial officer of the Borrower as being true and correct; and

                  (c) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to the Borrower by independent accountants in connection with any annual examination of the Borrower.

         Section 6.3. ACCOUNTS AND REPORTS.

         The Borrower shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

                  (a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Borrower in excess of $50,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $50,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

                  (b) within fifteen (15) business days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Borrower, or submitted to or filed by the Borrower with any governmental authority involving or affecting (i) the Borrower that could



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have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the
Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Transaction Documents.

         Section 6.4. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

         The Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any officer or director thereof.

         Section 6.5. MAINTENANCE AND INSURANCE.

                  (a) The Borrower shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, reasonable wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

                  (b) The Borrower shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Borrower deems reasonably necessary to the Borrower's business, (i) adequate to insure all assets and properties of the Borrower, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Borrower; (iii) as may be required by the Transaction Documents or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

         Section 6.6. CONTRACTS AND OTHER COLLATERAL.

         The Borrower shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Collateral to which the Borrower is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 6.7. DEFENSE OF COLLATERAL, ETC.

         The Borrower shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Collateral; and (b) if not included within the Pledged Collateral, those assets and properties whose loss could have a Material Adverse Effect. The Borrower shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Collateral, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.



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         Section 6.8. PAYMENT OF DEBTS, TAXES, ETC.

         The Borrower shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 6.9. TAXES AND ASSESSMENTS; TAX INDEMNITY.

         The Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Borrower, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; PROVIDED, HOWEVER, that the Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves that may be required by GAAP are maintained with respect thereto.

         Section 6.10. COMPLIANCE WITH LAW AND OTHER AGREEMENTS.

         The Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Borrower is a party or by which the Borrower or any of its properties is bound and, without limiting the foregoing, the Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof; except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 6.11. NOTICE OF DEFAULT.

         The Borrower shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or any other Loan Instrument or any other agreement of Borrower for the payment of money, promptly upon the occurrence thereof.

         Section 6.12. NOTICE OF LITIGATION.

         The Borrower shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Borrower, or affecting any of the assets of the Borrower, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Borrower on the one hand and any governmental or regulatory body on the other hand, which might reasonably be

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expected to have a Material Adverse Effect on the business operations or financial condition of the Borrower.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Borrower shall not, unless the Secured Party shall consent otherwise in writing:

         Section 7.1. INDEBTEDNESS.

         The Borrower shall not create, incur or assume any additional indebtedness from and after the date hereof of any description whatsoever in an aggregate amount in excess of $10,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Borrower, respectively for deposit or collection in the ordinary course of business and debt in favor of KBK pursuant to the September 18, 2003 Account Transfer and Purchase Agreement); PROVIDED that Secured Party shall not unreasonably withhold its consent to any additional debt proposed by Borrower.

         Section 7.2. LIENS AND ENCUMBRANCES.

         The Borrower shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Collateral, except in favor of KBK to the extent set forth in
Section 2.1, and liens securing purchase money debt or capital lease otherwise permitted under Section 7.1; or offer or agree to do so; or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances; or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Collateral; or enter into any sale-leaseback financing respecting any part of the Pledged Collateral as lessee; or cause or assist the inception or continuation of any of the foregoing.

         Section 7.3. ARTICLES, BY-LAWS, MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES.

         Without the prior express written consent of the Secured Party, the Borrower shall not: (a) be a party to any merger, consolidation or corporate reorganization, (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity in excess of $50,000, (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of the Pledged Collateral, nor (d) convey any of its assets to any subsidiary.

         Section 7.4. MANAGEMENT, OWNERSHIP.

         The Borrower shall not terminate or change the employment status of Slav Stein or Roman Briskin without the prior written consent of the Secured Party. The employment of Slav

Stein and Roman Briskin are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Borrower.

         Section 7.5. DIVIDENDS, ETC.

         The Borrower shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any cash payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party and except matching contributions to the Borrower's 401(k) Plan in an amount not to exceed $100,000 annually.

         Section 7.6. GUARANTIES; LOANS.

         The Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except the endorsement of negotiable instruments payable to the Borrower for deposit or collection in the ordinary course of business. The Borrower shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

         Section 7.7. CONDUCT OF BUSINESS.

         The Borrower will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

                                   ARTICLE 8.

                                  MISCELLANEOUS

         Section 8.1. NOTICES. All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and
(a) when delivered personally, (b) five days after they are mailed by first class certified mail, return receipt requested, postage prepaid, or (c) two days after they are sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at the following addresses or to such other addresses as the parties may give notice in accordance herewith:

               If to Secured Party:      Bendes Investment Ltd
                                         1523 Prince's Building
                                         10 Chater Road
                                         Hong Kong, SAR
                                         Attention: Dr. Matthias W. Rickenbach

               With a copy to:           Kirkpatrick & Lockhart LLP
                                         Miami Center, Suite 2000
                                         201 South Biscayne Boulevard
                                         Miami, Florida  33131
                                         Attention: Harris C. Siskind, Esq.

               If to Borrower:           AESP, Inc.
                                         1810 N. E. 144 Street
                                         North Miami, Florida 33181
                                         Attention: Slav Stein

               With a copy to:           Akerman Senterfitt
                                         One Southeast Third Avenue, Suite 2800
                                         Miami, Florida 33131
                                         Attn: Philip Schwartz


         Section 8.2. SEVERABILITY.

         If any provision of this Agreement not affecting the commercial purpose of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         Section 8.3. EXPENSES.

         In the event of an Event of Default, the Borrower will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or
(iii) the failure by the Borrower to perform or observe any of the provisions hereof.

         Section 8.4. WAIVERS, AMENDMENTS, ETC.

         The Secured Party's delay or failure at any time or times hereafter to require strict performance by Borrower of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Borrower contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

         Section 8.5. CONTINUING SECURITY INTEREST.

         This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Borrower and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Borrower shall be entitled to the return, at its expense, of such of the Pledged Collateral as shall not have been sold in accordance with
Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

         Section 8.6. INDEPENDENT REPRESENTATION.

         Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

         Section 8.7. APPLICABLE LAW: JURISDICTION.

         This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. The parties hereto hereby agree to the exclusive jurisdiction of the state courts situated in Miami-Dade County and the parties hereby waive any objection which they may have to the laying of venue of any such proceeding in such court and waive any claim of inconvenient forum with respect to such venue. The parties hereto further agree that service of process, relating to an action arising hereunder, pursuant to the notice provision set forth in this Agreement shall be sufficient and hereby waive any claim for insufficiency of process as a result of a party's use of such method of service.

         Section 8.8. WAIVER OF JURY TRIAL.

         AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE BORROWER, THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

         Section 8.9. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   AESP, INC.



                                   By: /s/ Slav Stein
                                       -----------------------------------------
                                   Name:  Slav Stein
                                   Title: President and Chief Executive Officer



                                   BENDES INVESTMENT LTD



                                   By: /s/ Dr. Matthias W. Rickenbach
                                       -----------------------------------------
                                   Name:  Dr. Matthias W. Rickenbach
                                   Title: Director

                                    EXHIBIT A


                         DEFINITION OF PLEDGED PROPERTY


         For the purpose of securing prompt and complete payment and performance by the Borrower of all of the Obligations, the Borrower unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Borrower:


                  (a) all goods of the Borrower, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Borrower or in which the Borrower may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;


                  (b) all inventory of the Borrower, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Borrower's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;


                  (c) all contract rights and general intangibles of the Borrower, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents, patent applications, copyrights, deposit accounts whether now owned or hereafter created;


                  (d) all documents, warehouse receipts, instruments and chattel paper of the Borrower whether now owned or hereafter created;


                  (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Borrower (herein collectively referred to as "ACCOUNTS"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Borrower's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Borrower may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Borrower represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Borrower in the ordinary course of business;


                  (f) to the extent assignable, all of the Borrower's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities; and


                  (g) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

                                    EXHIBIT B


                  KBK FINANCIAL, INC. UCC-1 FINANCING STATEMENT















                                      B-1